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Exhibit 10.22

CONTROLLED ACCOUNT AGREEMENT (WATERFALL ACCOUNT)

        CONTROLLED ACCOUNT AGREEMENT (WATERFALL ACCOUNT) (this "Agreement") is entered into as of December 14, 2011 by and between ACRC Lender W LLC, ("Debtor"), Wells Fargo Bank, National Association, as secured party (in such capacity, "Secured Party"), and Wells Fargo Bank, National Association, a national banking association, as depository bank ("Bank") with respect to the following:

          A.    Pursuant to that certain Amended and Restated Master Repurchase Agreement, dated as of December 14, 2011 (the "Repurchase Agreement"), by and between Debtor as Seller, and Secured Party, as Buyer, Seller has granted, in favor of Secured Party, a security interest in deposit account number 4124021965 (the "Waterfall Account") and in the monies from time to time on deposit in the Waterfall Account.

          B.    Each of Debtor, Secured Party and Bank are entering into this Agreement to evidence and perfect Secured Party's security interest in the Waterfall Account and to provide for the disposition of all amounts deposited or at any time credited to the Waterfall Account.

Accordingly, Debtor, Secured Party and Bank agree as follows:

          1.     (a)    Bank shall establish, and thereafter maintain, the Waterfall Account in the name of Debtor (with such additional descriptive detail as Debtor shall designate to Bank), subject to the security interest (subject to any Permitted Liens) granted by Debtor to Secured Party pursuant to Section 11.01 of the Repurchase Agreement. Bank is hereby authorized to follow its usual operating procedures with respect to the administration of the Waterfall Account and the handling of any amounts and negotiable instruments at any time credited thereto, except as such usual operating procedures are modified by this Agreement.

            (b)   Notwithstanding anything to the contrary in any agreement between Debtor and Bank pertaining to the Waterfall Account, Bank will comply with all instructions originated by Secured Party concerning the disposition of funds in the Waterfall Account (including, without limitation, instructions concerning the disposition of all amounts and negotiable instruments at any time credited thereto) or from time to time on deposit therein without further consent of Debtor or any other Person.

            (c)   Debtor represents and warrants to Secured Party and Bank that it has not assigned or granted a security interest in the Waterfall Account or any amounts credited thereto, except to Secured Party.

            (d)   Bank has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Waterfall Account or the amounts credited to the Waterfall Account or funds held in the Waterfall Account pursuant to which it has agreed, or will agree, to comply with orders or instructions of such other person.

          2.     Bank agrees that (a) it shall not withdraw or otherwise apply any amounts from the Waterfall Account at any time, except as specifically authorized in writing by Secured Party and (b) that all withdrawals or disbursements from the Waterfall Account shall be made in accordance with the terms of Section 1(b) of this Agreement and Article 5 of the Repurchase Agreement. All Income received by Debtor, Secured Party or Bank in respect of the Purchased Assets, shall be deposited directly into the Waterfall Account and shall be applied to and remitted by Bank in accordance with Article 5 of the Repurchase Agreement.

          3.     Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Waterfall Account, except as permitted by Section 4 below, until it has been advised in writing by Secured Party that all of Debtor's obligations that are secured by the Waterfall Account and amounts credited thereto are paid in full. In the event that Bank has or hereafter obtains by agreement, operation of law or otherwise a security interest in the Waterfall Account or amounts credited to the Waterfall Account or funds held in the Waterfall Account, Bank hereby agrees that such security interest shall be subordinate to the security interest of Secured Party. Secured Party shall notify Bank promptly in writing upon payment in full of Debtor's obligations.

          4.     Bank is permitted to charge the Waterfall Account:

            (a)   for its fees and charges relating to the Waterfall Account and or associated with this Agreement; and

            (b)   in the event that any negotiable instrument deposited into the Waterfall Account is returned unpaid for any reason.

          5.     If the balance in the Waterfall Account is not sufficient to compensate Bank for any fees or charges due Bank in connection with this Agreement or to pay Bank for any returned negotiable instrument, Debtor agrees to pay Bank upon written demand therefore, the amount due to Bank. Debtor will have breached this Agreement if it has not paid Bank, within three Business Days after the date of such demand, the amount due Bank.

            (a)   Bank agrees that it shall not offset against the Waterfall Account until it has been advised in writing by Secured Party that all obligations that are secured by any negotiable instrument and the Waterfall Account are paid in full. Secured Party shall notify Bank promptly in writing upon payment in full of such obligations and this Agreement shall automatically terminate upon receipt of such notice.

          6.     Resignation of Bank.

            (a)   Bank shall have the right to resign as Bank hereunder upon thirty (30) days' prior written notice to Debtor and Secured Party, and in the event of such resignation, Debtor shall appoint a successor bank which must be an Eligible Institution (as defined below) and be approved by Secured Party in its sole discretion.

            (b)   In connection with any resignation by Bank, the resigning bank shall, at no cost to Secured Party, (A) duly assign, transfer and deliver to the successor bank this Agreement and all funds held by it hereunder, (B) execute such instruments as may be necessary to give effect to such succession and (C) take such other actions as may be reasonably required by Debtor or the successor bank in connection with the foregoing.

            (c)   At any time Bank fails to meet the requirements of an Eligible Institution, Secured Party may require Debtor to designate a substitute for Bank. Debtor shall designate a substitute for Bank, which meets the requirements of an Eligible Institution, within thirty (30) days after Secured Party's request, and the substitute designated by Debtor shall be subject to the approval of Secured Party, not to be unreasonably withheld, conditioned or delayed. If Debtor fails to designate a substitute for Bank within thirty (30) days or if the substitute does not meet the requirements of an Eligible Institution in Secured Party's reasonable judgment, then Secured Party may designate a substitute for Bank, subject to the reasonable approval of Debtor, which substitute meets the requirements of an Eligible Institution and such substitute designated by Secured Party shall be deemed Bank.

            (d)   For the purposes of this Agreement, "Eligible Institution" mean shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's). Bank has no duty to inform Secured Party or Debtor whether it is or is not an Eligible Institution.

          7.     (a)    Bank will not be liable to Debtor or Secured Party for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence, fraud or willful misconduct.

            (b)   In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to, lost profits.

            (c)   Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of Debtor or Secured Party or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

          8.     Debtor shall hereby indemnifies Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to reasonable attorney's fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning Bank's performance under this Agreement or with respect to the Waterfall Account or any negotiable instrument in respect thereof. This section does not apply to any cost or damage attributable to the negligence, fraud or intentional misconduct of Bank. Debtor's obligations under this section shall survive termination of this Agreement.

          9.     Debtor and Secured Party each represent and warrant to Bank that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

          10.   Debtor agrees that:

            (a)   it cannot, and shall not, withdraw any monies from the Waterfall Account until such time as Secured Party advises Bank in writing that Secured Party no longer claims any interest in the Waterfall Account and any amounts deposited and to be deposited in the Waterfall Account; and

            (b)   it shall not permit the Waterfall Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than Secured Party's security interest referred to herein.

          11.   Secured Party acknowledges and agrees that Bank has the right to charge the Waterfall Account from time to time, as set forth in this Agreement, as this Agreement may be amended or otherwise modified from time to time, and that Secured Party has no right to the sums so withdrawn by Bank.

          12.   Bank will provide Secured Party and the Debtor with a duplicate of each statement prepared in respect of the Waterfall Account.

          13.   Debtor agrees to pay to Bank, upon receipt of Bank's invoice, all reasonable costs, expenses and attorneys' fees (but not including the costs of any in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such reasonable costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights in a case arising under Title 11, United States Code. Debtor agrees to pay Bank, upon receipt of Bank's invoice, all reasonable costs, expenses and attorneys' fees (but not including the costs of any in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

          14.   Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Debtor, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Debtor, Bank may act as Bank deems reasonably necessary to comply with all applicable provisions of governing statutes and shall be held harmless from any claim of any of the parties for so doing.

          15.   This Agreement may be amended only by a writing signed by Debtor, Secured Party and Bank.

          16.   This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

          17.   Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

          18.   This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

          19.   Neither Debtor, Secured Party nor Bank may assign any of its respective rights under this Agreement without the prior written consent of the other parties, and any attempted assignment of this Agreement in violation of this Section 19 shall be null and void.

          20.   Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Debtor, Secured Party and Bank.

          21.   Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in the Repurchase Agreement.

          22.   This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. Bank agrees that (a) its "bank's jurisdiction" within the meaning of Section 9-304(b)(1) of the Uniform Commercial Code as in effect in the State of New York (the "NY UCC") shall be the State of New York and (b) the Waterfall Account shall at all times constitute a "deposit account", as such term is defined in Section 9-102(a)(29) of the NY UCC.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

ACRC LENDER W LLC, Debtor pursuant to the Repurchase Agreement
By:	/s/ Timothy B. Smith		Address for notices:
	Name:	Timothy B. Smith	ACRC Holdings LLC
	Title:	Vice President	c/o Ares Management LLC 2 North LaSalle Street, 9th Floor Chicago, Illinois 60602 Attention: Sharon L. Ephraim
ACRC Holdings LLC c/o Ares Management LLC 2 North LaSalle Street, 9th Floor Chicago, Illinois 60602 Attention: Legal Department
WELLS FARGO BANK, NATIONAL ASSOCIATION, Secured Party
By:	/s/ John Nelson		Address for notices:
	Name:	John Nelson	Wells Fargo Bank, National Association
	Title:	Managing Director	One Wells Fargo Center 301 South College Street MAC D1053-053, 12th Floor Charlotte, North Carolina 28202 Attention: John Nelson
WELLS FARGO BANK, NATIONAL ASSOCIATION, Depository Bank
By:	/s/ John Nelson		Address for notices:
	Name:	John Nelson	Wells Fargo Bank, National Association
	Title:	Managing Director	One Wells Fargo Center 301 South College Street MAC D1053-053, 12th Floor Charlotte, North Carolina 28202 Attention: John Nelson

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  Exhibit 10.22
CONTROLLED ACCOUNT AGREEMENT (WATERFALL ACCOUNT)